UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2023

WORTHINGTON INDUSTRIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2023 (the “Effective Date”), Worthington Industries, Inc. (the “Company”) and its subsidiaries Worthington Industries International S.á.r.l. (“LuxCo”) and Worthington Cylinders GmbH (“AustriaCo”) entered into that certain Amendment No. 2 (the “Second Amendment”) to the Note Purchase and Private Shelf Agreement (the “Note Agreement”) with PGIM, Inc. (“Prudential”) and certain existing noteholders affiliated with Prudential named therein.

On the Effective Date, (i) LuxCo issued an amended and restated Series A Note (the “Amended and Restated Series A Note”) in the aggregate principal amount of €36,700,000 to replace the existing Series A Note and to increase the interest rate on the Series A Note from 1.56% to 2.06% per annum and (ii) AustriaCo issued amended and restated Series B Notes (the “Amended and Restated Series B Notes” and, together with the Amended and Restated Series A Note, the “Amended and Restated Notes”) in the aggregate principal amount of €55,000,000 to replace the existing Series B Notes and to increase the interest on the Series B Notes from 1.90% to 2.40% per annum, in each case, in accordance with the terms of the Second Amendment.

The Second Amendment amends the Note Agreement to, among other things, (i) authorize LuxCo and AustriaCo to issue the Amended and Restated Notes, (ii) permit the Company’s previously announced spin-off (the “Spin-Off”) of its and its subsidiaries’ steel processing business and the Spin-Off’s related transactions by making appropriate exceptions to the applicable affirmative and negative covenants of the Note Agreement, (iii) (A) increase the minimum interest coverage ratio from 3.00 to 1.00 to 3.25 to 1.00 and (B) decrease the maximum consolidated indebtedness to capitalization ratio from 60% to 55%, and (iv) include a debt rating requirement only for the six-month period after the Effective Date and, only to the extent the Company is rated below investment grade during such six-month period, a rating fee of 1.00% per annum on the outstanding principal amount of the Amended and Restated Notes (subject to a reversion of such ratings fee if the Company reestablishes an investment grade rating).

Item 9.01. Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1

Amendment No. 2 to Note Purchase and Private Shelf Agreement, dated as of November 1, 2023, by and among Worthington Industries, Inc., Worthington Industries International S.á.r.l., Worthington Cylinders GmbH, PGIM, Inc., the Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company and the other affiliates of Prudential who become party thereto from time to time.

4.2	Form of 2.06% Amended and Restated Series A Note Due August 23, 2031 issued on November 1, 2023, by Worthington Industries International S.á.r.l.

4.3	Form of 2.40% Amended and Restated Series B Senior Notes Due August 23, 2034 issued on November 1, 2023, by Worthington Cylinders GmbH.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	November 7, 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary